Exhibit 23
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-37529, 33-44230, and 333-106566) of Medtronic, Inc. of our report dated October 21, 2013 relating to the financial statements and supplemental schedule of The Medtronic Puerto Rico Employees' Savings and Investment Plan, which appears in this Form 11-K of The Medtronic Puerto Rico Employees' Savings and Investment Plan for the year ended April 30, 2013.

/s/ McGladrey LLP
McGladrey LLP Minneapolis, Minnesota October 21, 2013